                                                                   Exhibit 10.21



                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement"), is dated as of December 12, 2001, by and between REGAL GREETINGS & GIFTS CORPORATION, a corporation existing under the laws of Canada (the "Company"), and Kevin Watkinson, an individual ("Employee").

                  WHEREAS, Employee is currently serving as the Senior Vice President and Chief Financial Officer of the Company; and

                  WHEREAS, the Company wishes to continue to employ the services of Employee as the Senior Vice President and Chief Financial Officer of the Company and Employee wishes to accept such employment, all on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual obligations herein set forth, the parties agree as follows:


                                    ARTICLE I

                                   EMPLOYMENT
                                   ----------

                  1.1 EMPLOYMENT. The Company hereby agrees to employ Employee, and Employee agrees to be employed by the Company on a full-time basis and perform the services specified herein, on the terms and conditions set forth in this Agreement.

                  1.2 SERVICES. Employee shall act as the Senior Vice President and Chief Financial Officer of the Company, and shall do and perform all services, acts, and/or things necessary or advisable to manage and conduct the business of the Company consistent with such positions subject to such policies and procedures as are established by the Board of Directors of the Company. Employee shall serve the Company and its shareholders and affiliates faithfully and to the best of his ability. Employee shall report to the President and Chief Executive Officer and through her to the Board of Directors of the Company. Employee shall be required to devote his full business time and attention to the performance of his obligations hereunder.

                  1.3 OFFICE. The principal office for the performance of Employee's services shall be the offices of the Company located in the Greater Toronto area.

                  1.4 INITIAL TERM; RENEWAL. The term of this Agreement shall be for a period of three years from the commencement date hereof and shall renew automatically for additional one year periods unless written notice of intention not to renew is provided by the Company to the employee or by the employee to the Company 90 days before the end of the initial term or any extension thereafter.


                                   ARTICLE II

                            COMPENSATION AND BENEFITS
                            -------------------------

                  2.1 BASE SALARY. During the term of this Agreement, the Company shall pay Employee a base salary ("Base Salary") at a rate per annum equal to $167,000 (Canadian). The Base Salary shall be increased at least annually and more frequently if deemed appropriate by the Board of Directors. Base Salary shall be paid in arrears in equal bi-monthly installments in accordance with the normal payroll policies of the Company in effect from time to time.

                   2.2 BONUS. During the term of this Agreement, the Company should pay Employee an annual bonus in accordance with a bonus plan adopted by the Board of Directors payable to members of the Company's senior management; provided, however, that the Company acknowledges that the current bonus plans for the fiscal year ended December 31, 2001 shall be renewed without any expense or other adjustments arising as a result of the change of control of the Company on the date hereof.

                  2.3 BENEFIT PLANS. During the term of this Agreement, the Company shall allow Employee to participate in all benefit, pension, retirement, savings, welfare and other employee benefit plans and policies in which the members of the Company's senior management generally are entitled to participate, in accordance with their respective terms as in effect from time to time; provided, however, that such benefits shall, in the aggregate, be no less favourable to the Employee then heretofore provided to him.

                  2.4 FRINGE BENEFITS. During the term of this Agreement, the Company shall allow Employee to receive all fringe benefits and perquisites generally maintained by the Company from time to time for the members of senior management, in accordance with the respective terms and normal policies of the Company with regard to such benefits and perquisites as in effect from time to time; provided, however, that such benefits shall, in the aggregate, be no less favourable to the Employee then heretofore provided to him. Initially such fringe benefits shall be those fringe benefits enumerated on SCHEDULE 2.4 attached hereto.

                  2.5 VACATION. During the term of this Agreement, the Company shall provide Employee with paid vacation each year, subject to the needs of the Company, and in accordance with the Company's policies for members of senior management in effect from time to time, but in no event less than five (5) weeks paid vacation for each calendar year.

                  2.6 MANAGEMENT INCENTIVE PLAN. During the term of this Agreement, the Company shall allow Employee to participate in any equity incentive plans in which the members of the Company's senior management generally are entitled to participate, in accordance with their respective terms as in effect from time to time, including that certain Stock Bonus Plan dated December 14, 2001.

                  2.7 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal or provincial taxes and other statutory remittances as shall be required by law to be so withheld.


                                   ARTICLE III

                               INTANGIBLE PROPERTY
                               -------------------

                  3.1 COPYRIGHT, PATENTS, TRADEMARKS. All right, title and interest, of every kind whatsoever, in the United States, Canada and throughout the world, in any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by Employee at any time during the term hereof (and during any prior period that Employee was employed by the Company or any of its subsidiaries, affiliates or successors in interest) relating to the business of the Company as it formerly, presently, or hereafter was, is or may be conducted and all material embodiments of the work subject to such rights; and all inventions, ideas, trade secrets, discoveries, designs and improvements, patentable or not, and trademarks made or conceived by Employee at any time during the term hereof (and during any prior period that Employee was employed by the Company or any of its subsidiaries or affiliates) relating to the business of the Company as it formerly, presently, or hereafter was, is or may be conducted, shall be and remain the sole property of the Company without the payment to Employee or any other person of any further consideration, and each such work shall be deemed created by Employee pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire. Employee agrees to assign, at the Company's expense, and Employee does hereby assign, all of his right, title and interest including moral rights in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this Section 3.1, "works" shall include all materials created during the term hereof (or during any prior period that Employee was employed by the Company or any of its members, subsidiaries or affiliates), whether or not ever used-by or submitted to the Company.

                  3.2 ASSIGNMENT OF RIGHTS. Whenever the Company shall so request, whether during or after the term of this Agreement (irrespective of the date of termination), Employee, at the Company's expense, shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States, Canada or any other foreign jurisdiction or under the Universal Copyright Convention (or any other Convention or treaty to which the United States or Canada is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same.


                                   ARTICLE IV

                           NON-COMPETE/NON-DISCLOSURE
                           --------------------------

                  4.1 NON-COMPETE AND NON-SOLICIT. So long as Employee is employed hereunder, and for a period of one (1) year thereafter, Employee shall not, without the Company's prior written consent, directly or indirectly: (i) interfere with or attempt to disrupt any then existing relationship between the Company, its members, subsidiaries or affiliates and any of their customers, suppliers, employees or other persons with whom they do business; (ii) solicit any customer, supplier, person, firm or business with which the Company engaged in business, during the period of Employee's employment hereunder through the date of termination or resignation, (iii) solicit in any manner an employee of the Company or any person who was employed by the Company during the period of Employee's employment hereunder, or (iv) only for so long as Employee is employed hereunder and not for any period of time hereafter, engage or be interested in any business which is then competitive with the business of the Company or the business of any of its shareholders, subsidiaries and affiliates, or the licensed business of any of its licensees, in the United States or Canada. For the purpose of this Section 4.1, the Employee will be considered to have been directly or indirectly engaged or interested in such business as an owner, member, stockholder, director, officer, employee, agent, broker, partner, individual proprietor, lender, consultant, licensor, independent contractor or otherwise, except that nothing herein will prevent Employee from owning or participating as a member of a group which owns a one percent (1%) or smaller block of equity or debt securities of any company traded on a national securities exchange or in any established over-the-counter securities market. For the purpose of this Section 4.1, the term "any business which is then competitive with the business of the Company, its members, subsidiaries, affiliates, or licensees" shall mean a direct selling organization principally engaged in the selling of various retail products (of a type and nature being sold by the Company) directly to individual consumers through independent sales representatives in the United States and Canada in which the Company may become principally engaged in the period after the date hereof so long as Employee is employed hereunder.

                  4.2 NON-DISCLOSURE. During the term of this Agreement, and thereafter without limitation of time, Employee shall not knowingly divulge, furnish, or make available to any third person, company, corporation or other organization (including but not limited to customers, competitors or government officials), without the Company's prior written consent, any trade secrets or other confidential information concerning the Company or any of its subsidiaries, affiliates or licensees or the business of any of the foregoing, including, without limitation, confidential methods of operation and organization, manufacturing methods and other confidential uses of technology, any trade secrets or other proprietary information, and confidential sources of supply and customer lists, but Employee may respond to proper subpoena issued by governmental agencies or otherwise may be required by law without the Company's prior written consent but with notice to the Company.

                  4.3 REMEDIES. If Employee shall violate any provision of this
Article IV (all provisions of which paragraph Employee hereby acknowledges are reasonable and equitable), the Company shall have the right to terminate his services under this Agreement "for cause" pursuant to Section 5.3, if this Agreement is then in effect, and such termination shall be in addition to, and not in substitution for, any and all other rights of the Company at law or in equity against Employee arising out of any such breach. Employee acknowledges that his breach or attempted or threatened breach of any provisions of this
Article IV, including but not limited to any disclosure of or unauthorized use of any technological or other trade secret of the Company, would cause irreparable injury to the Company not compensable in money damages and that the Company shall be entitled, in addition to all other applicable remedies, to obtain a temporary and a permanent injunction and a decree for specific performance of this Article IV without being required to prove damages or furnish any bond or other security.

                                    ARTICLE V

                                   TERMINATION
                                   -----------

                  5.1 DISABILITY. If the Employee shall become physically or mentally incapable of performing his duties as provided in Section 1.2 of this Agreement and such incapacity shall last for a period of at least one hundred eighty (180) consecutive days out of any twelve (12) consecutive months ("Disability"), the Company may, at its election at any time thereafter while the Employee remains incapable of performing his duties hereunder, terminate the Employee's employment hereunder, effective immediately, by giving the Employee written notice of such termination. In such event, the Company shall have no other obligation to the Employee or his dependents hereunder other than Base Salary earned, accrued vacation pay and benefits accrued under Article II prior to such termination, any bonus earned to date and not yet paid and, for a period of ninety (90) days after such date, the Employee shall have the right to exercise any options for stock vested as of such date under the Stock Bonus Plan, and an assignment of the benefits of the long-term disability policy as it relates to the Employee and the amounts provided for in Section 5.4.

                  5.2 DEATH. This Agreement shall terminate automatically upon the death of Employee without any further payment by the Company other than Base Salary earned, accrued vacation pay and benefits accrued under Article II prior to such date of death, any bonus earned to date and not yet paid and, for a period of ninety (90) days after such date, the Employee shall have the right to exercise any options for stock vested as of such date under the Stock Bonus Plan, and an assignment of the benefits (subject to any pledge of such benefits by the Company as security for any loan made by it) of the life insurance policy as it relates to the Employee and the amounts provided for in Section 5.4.

                  5.3 FOR CAUSE. The Company shall have the right, at its sole option, to terminate Employee's employment under this Agreement "for cause" at any time, without any further payment to Employee other than Base Salary earned, accrued vacation pay and benefits accrued under Article II prior to the date of termination, by notice to Employee specifying the reason for such termination. Employee shall assign any shares of stock or other equity interests in the Company or its direct or indirect shareholders back to the Company immediately and shall not be entitled to any bonus compensation for the fiscal year in which such termination occurred or to any fringe benefit after the date of such termination. For purposes of this Agreement, "cause" shall mean, without limitation Employee's willful breach of fiduciary duty or fraud with regard to the Company or any of its assets or businesses; dishonesty or gross, willful or persistent disregard of his duties and responsibilities under this Agreement or under any agreement to which Employee and the direct or indirect shareholders of the Company is a party; willful failure to follow policies or directives established by the Board of Directors of the Company; willful breach of any material provision of this Agreement or any agreement to which Employee and the direct or indirect shareholders of the Company is a party; Employee's conviction of a felony or conviction for a criminal offense that would damage the reputation of the Company; or the breach by Employee of Article IV of this Agreement (relating to non-competition and non-disclosure).

                  5.4 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement at any time without cause (including, without limitation, upon death or Disability of the Employee) by providing the Employee with a single lump sum payment of an amount equal to

12 monthly payments of the Employee's Base Salary provided for in section 2.1 hereof. The Company shall also pay any bonus earned to date of termination and not yet paid and, for a period of 30 days after such date, Employee shall have the right to exercise any options for stock vested as of such date under the Stock Bonus Plan and (except in the case of death) shall continue to pay for the Employee's participation in the benefits plans referred to in Sections 2.3 and
2.4. The Employee shall be entitled to purchase the Company-provided automobile from the Company at the end of the benefits period for an amount not to exceed the book value of the automobile. Any club memberships then held in the Company's name shall be transferred to the Employee at no cost to the Employee. The payments provided for in this section shall be inclusive of the Employee's entitlement to notice and severance pay under the Ontario EMPLOYMENT STANDARDS ACT the terms of which are adopted herein. If such entitlements are greater than the amount provided for herein, this agreement shall be amended to reflect such greater statutory entitlements.

                  5.5 RESIGNATION BY EMPLOYEE. The Employee shall give the Company not less than 4 weeks notice of the resignation of the Employee's employment hereunder. If the Employee resigns the Employee's employment and terminates this Agreement for any reason, the Company shall have no further obligations or responsibilities hereunder to the Employee, and nothing herein contained shall be construed to limit or restrict in any way the Company's ability to pursue any remedies it may have at law or equity pursuant to the provisions of this Agreement.

                  5.6 RESULTS OF TERMINATION. Upon termination or resignation of the Employee's employment pursuant to this Section 5, this Agreement and the employment of the Employee shall be wholly terminated with the exception of the clauses specifically contemplated to continue in full force and effect beyond the termination of this Agreement, including those set out in Article 4.


                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

                  6.1 NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, or five (5) days after being sent by first-class registered or certified mail, return receipt requested, to the addressee at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: _____________"), or to such other address as either party may hereafter specify by similar notice to the other.

                  6.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Ontario governing contracts made and to be performed in Ontario.

                  6.3 AMENDMENTS. This Agreement cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  6.4 ASSIGNMENTS. This Agreement is personal in nature, and neither this Agreement nor any rights hereunder may be assigned by Employee without the prior written consent of the Board of Directors of the Company. Any purported assignment without said consent shall be void. Any transaction in which all or a substantial portion of the assets of the Company or the control of the Company are transferred shall, at the option of the Employee, be deemed to be termination without cause, as to which the provisions of Section 5.4 shall, at the option of the Employee, be deemed to apply. Absent such circumstances, the Company may not assign this Agreement without the prior written consent of Employee.

                  6.5 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns. The term "Company" as used in this Agreement shall include the Company and any legal successor of the Company by merger, consolidation, or similar legal reorganization.

                  6.6 ENFORCEABILITY. If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

                  6.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the Employee's employment by, or compensation due from, the Company or any predecessor to, successor to, or affiliate of, the Company, and supersedes all prior negotiations, arrangements or understandings, written oral, with respect thereto.

                  6.8 RETURN OF COMPANY PROPERTY. Upon the expiration or termination of this Agreement, the Employee agrees to promptly return to the Company all of the product, equipment, documents and other materials belonging to the Company in the Employee's possession.

                  6.9      ACKNOWLEDGEMENT.

                  The Employee acknowledges that:

         (a) the Employee has had sufficient time to review this Agreement thoroughly;

         (b) the Employee has read and understands the terms of this Agreement and the obligations hereunder;

         (c) the Employee has been given an opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement; and,

         (d) the Employee has received a fully executed counterpart copy of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          REGAL GREETINGS & GIFTS CORPORATION


                                          By:
                                             -----------------------------------
                                              Julius Koppelman,
                                              Chairman, Compensation Committee



Agreed to by:


------------------------------------
KEVIN WATKINSON

                                  Schedule 2.4

                                 Fringe Benefits

1. Use of Company automobile and services as currently provided under Company automobile policy and not less than a lease allowance of $1,300 Canadian dollars per month.

2. Payment of any current course, club affiliation or membership fee and any new fees incurred after December __, 2001 as approved by the Board of Directors.

3. Use of an Executive Outplacement Program following any termination of employment without cause.